UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts	02144
(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, the Board of Directors of Central Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Central Co-operative Bank (the “Bank”), elected James P. McDonough and Kenneth K. Quigley as directors of the Company and the Bank.  In connection with their elections, Mr. McDonough, age 59, was elected to fill the vacancy created by Director Boulos’ resignation and will serve in the class of the board who’s term expires in 2010.  Mr McDonough will serve on the Company’s Compensation Committee and as Chairman of the Company’s Audit Committee.  Mr. Quigley, age 52, was elected to fill the vacancy created by Director Bulman’s passing and will serve in the class of the board who’s term expires in 2011. Mr. Quigley will serve on the Company’s Audit Committee.  Neither Mr. McDonough nor Mr. Quigley was selected as a director pursuant to any arrangements or understandings between either Mr. McDonough or Mr. Quigley and the Company, the Bank or any other person.  In addition, there are no material or related party transactions between either Mr. McDonough or Mr. Quigley and the Company, the Bank or any other person.  A press release, dated March 18, 2010, issued by the Company in connection with the election of Messrs. McDonough and Quigley as directors is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

          Number      Description

          99.1         Press Release dated March 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: March 18, 2010	By:	/s/ John D. Doherty
John D. Doherty
Chairman and Chief Executive Officer